                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           _______________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

  Check if an application to determine eligibility of a Trustee pursuant to
                           Section 305 (b)(2) ____

                           _______________________

                                CITIBANK, N.A.
             (Exact name of trustee as specified in its charter)

                                                          13-5266470
                                                          (I.R.S. employer
                                                          identification no.)

399 Park Avenue, New York, New York                       10043
(Address of principal executive office)                   (Zip Code)

                           _______________________


                       PIEDMONT NATURAL GAS COMPANY, INC.
              (Exact name of obligor as specified in its charter)

North Carolina                                            56-0556998
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                           identification no.)

1915 Rexford Road
Post Office Box 33068
Charlotte, NC                                             28233
(Address of principal executive office)                   (Zip Code)


                           _______________________

                               Debt Securities
                     (Title of the indenture securities)

Item 1.  General Information.

               Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

               Federal Reserve Bank of New York, New York, NY
               33 Liberty Street,
               New York, NY

               Federal Deposit Insurance Corporation
               Washington, D.C.

         (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.  Affiliations with Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None.

Item 16.       List of Exhibits.

               List below all exhibits filed as a part of this Statement of Eligibility.

               Exhibits identified in parenthese below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

               Exhibit 1 -   Copy of Articles of Association of the Trustee,
                             as now in effect.  (Exhibit 1 to T-1 to
                             Registration Statement No. 2-79983)

               Exhibit 2 -   Copy of certificate of authority of the Trustee to
                             commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

               Exhibit 3 -   Copy of authorization of the Trustee to exercise
                             corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

               Exhibit 4 -   Copy of existing By-Laws of the Trustee.  (Exhibit
                             4 to T-1 to Registration Statement No. 33-34988)

               Exhibit 5 -   Not applicable.

               Exhibit 6 -   The consent of the Trustee required by Section
                             321(b) of the Trust Indenture Act of 1939.
                             (Exhibit 6 to T-1 to Registration Statement
                             No. 33-19227.)

               Exhibit 7 -   Copy of the latest Report of Condition of
                             Citibank, N.A. (as of December 31, 1994 - attached)

               Exhibit 8 -   Not applicable.

               Exhibit 9 -   Not applicable.


                              __________________


                                  SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of May, 1995.



                                        CITIBANK, N.A.


                                        By  /s/ Carol Ng
                                            ------------------------
                                            Carol Ng
                                            Assistant Vice President

                               Charter No. 1461
                         Comptroller of the Currency
                            Northeastern District
                             REPORT OF CONDITION
                                CONSOLIDATING
                             DOMESTIC AND FOREIGN
                               SUBSIDIARIES OF

                               CITIBANK, N. A.

      of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code,
      Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.



                                    ASSETS

                                                                 THOUSANDS
                                                                 OF DOLLARS
Cash and balances due from depository
  institutions:
   Noninterest-bearing balances
    and currency and coin . . . . . . . . . . . . . . . . . . . $  6,759,000
   Interest-bearing balances. . . . . . . . . . . . . . . . . .    7,201,000
Securities:
   Held-to-maturity securities. . . . . . . . . . . . . . . . .    3,918,000
   Available-for-sale securities. . . . . . . . . . . . . . . .   11,963,000
Federal funds sold and securities
  purchased under agreements to
  resell in domestic offices of the
  bank and of its Edge and Agreement
  subsidiaries, and in IBFs:
  Federal funds sold. . . . . . . . . . . . . . . . . . . . . .    4,427,000
  Securities purchased under
  agreements to resell. . . . . . . . . . . . . . . . . . . . .    1,114,000
Loans and lease financing receivables:
   Loans and leases, net of unearned
    income. . . . . . . .$128,902,000
   LESS: Allowance for loan
    and lease losses. . . . 3,986,000
                            ---------
   Loans and leases, net of unearned
    income and allowance. . . . . . . . . . . . . . . . . . . .  124,916,000
Assets held in trading accounts . . . . . . . . . . . . . . . .   35,573,000
Premises and fixed assets (including
  capitalized leases) . . . . . . . . . . . . . . . . . . . . .    3,192,000
Other real estate owned . . . . . . . . . . . . . . . . . . . .    1,967,000
Investments in unconsolidated
  subsidiaries and associated
  companies . . . . . . . . . . . . . . . . . . . . . . . . . .      998,000
Customers' liability to this bank
  on acceptances outstanding. . . . . . . . . . . . . . . . . .    1,420,000
Intangible assets . . . . . . . . . . . . . . . . . . . . . . .       15,000
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . .    7,024,000
                                                                ------------
TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . $210,487,000
                                                                ============

                                 LIABILITIES

Deposits
  In domestic offices . . . . . . . . . . . . . . . . . . . . . $ 33,727,000
    Noninterest-bearing .  $ 12,509,000
    Interest-bearing. . .    21,218,000
                           ------------
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs . . . . . . . . . . . . . . . . . . .  108,207,000
     Noninterest-bearing. . . 7,180,000
     Interest-bearing . . . 101,027,000
                            -----------
Federal funds purchased and securities
 sold under agreements to repurchase in
 domestic offices of the bank and of its
 Edge and Agreement subsidiaries, and in
 IBFs:
 Federal funds purchased. . . . . . . . . . . . . . . . . . . . .  6,044,000
 Securities sold under
 agreements to repurchase . . . . . . . . . . . . . . . . . . . .    992,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . 21,458,000

Other borrowed money:
       With original maturity of one
       year or less . . . . . . . . . . . . . . . . . . .     7,803,000
       With original maturity of more
       than one year  . . . . . . . . . . . . . . . . . .     3,895,000
Mortgage indebtedness and obligations
       under capitalized leases . . . . . . . . . . . . .        99,000
Bank's liability on acceptances ex-
       ecuted and outstanding . . . . . . . . . . . . . .     1,440,000
Notes and debentures subordinated
       to deposits  . . . . . . . . . . . . . . . . . . .     5,700,000
Other liabilities . . . . . . . . . . . . . . . . . . . .     7,226,000
                                                           ------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . .  $196,591,000
                                                           ------------

                                EQUITY CAPITAL

Common stock. . . . . . . . . . . . . . . . . . . . . . .      $751,000
Surplus . . . . . . . . . . . . . . . . . . . . . . . . .     6,620,000
Undivided profits and capital re-
       serves     . . . . . . . . . . . . . . . . . . . .     6,945,000
Net unrealized holding gains (losses)
       on available-for-sale securities . . . . . . . . .       156,000
Cumulative foreign currency
       translation adjustments  . . . . . . . . . . . . .      (576,000)
                                                           ------------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .  $ 13,896,000
                                                           ------------
TOTAL LIABILITIES AND
       EQUITY CAPITAL . . . . . . . . . . . . . . . . . .  $210,487,000
                                                           ============

       I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                 ROGER W. TRUPIN

       We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J. STEFFEN    }
PAUL J. COLLINS           }     Directors
PEI-YUAN CHIA             }